Exhibit 99.2

NEWS RELEASE

Medgenics Prices Public Offering of Common Stock

PHILADELPHIA, October 1, 2015 (GLOBE NEWSWIRE) -- Medgenics, Inc. (NYSE MKT:MDGN) today announced the pricing of 6,155,000 shares of its common stock in a previously announced underwritten public offering at a price to the public of $6.50 per share. In connection with the offering, Medgenics has also granted the underwriters a 30-day option to purchase up to an additional 923,250 shares of its common stock. Gross proceeds to Medgenics from the sale of shares are expected to be approximately $40 million, excluding any exercise of the underwriters' option to purchase additional shares of common stock. If the underwriters' option is exercised in full, gross proceeds will be approximately $46 million. The offering is expected to close on or about October 6, 2015 subject to customary closing conditions.

Medgenics intends to use net proceeds from this offering for product development activities, including (a) the development of technologies acquired in the previously announced acquisition of neuroFix, LLC, (b) patent maintenance fees and intellectual property support, (c) licensing and research collaborations and (d) general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses and making certain payments in connection with the acquisition of neuroFix, LLC, including an expected $2.8 million payment to satisfy a specific corporate milestone payment to the former stockholders of neuroFix, LLC.

Piper Jaffray & Co. is acting as sole book-running manager for the proposed offering. JMP Securities LLC is acting as lead manager and Needham & Company, LLC is acting as co-manager.

A shelf registration statement relating to the shares of common stock described above has been previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

This offering is being made by means of a prospectus supplement and related prospectus. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Piper Jaffray & Co. by mail at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by e-mail at prospectus@pjc.com.

About Medgenics, Inc.

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. For more information, visit the Company's website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics, Inc.
John Leaman
john.leaman@medgenics.com

Brian Piper

Brian.piper@medgenics.com

Stern Investor Relations

Beth DelGiacco

212-362-1200

Beth@sternir.com